Exhibit 99.1

AXIL Brands Sets Sights on Offline Expansion and Global Market Growth

Los Angeles, CA – March 21, 2025 – AXIL Brands, Inc. (“AXIL” or the “Company) (NYSE American: AXIL), a leader in innovative hearing protection, hearing enhancement, and Bluetooth®/wireless technology, today announced its strategic focus on expanding offline retail presence and penetrating international markets as part of its 18-month marketing initiatives. Renowned for pioneering the in-ear hearing protection category, AXIL is poised to leverage its industry leadership to reach new customers worldwide.

AXIL’s multifaceted marketing campaign, encompassing social media, branding, and targeted outreach efforts, aims to raise awareness about the profound impact of hearing loss—an issue affecting over 1.5 billion people globally, according to the World Health Organization—while showcasing the Company’s cutting-edge solutions. By the end of 2026, AXIL targets a balanced revenue mix of 30% from retail, 30% from online sales, and 30% from international markets, reflecting its commitment to diversifying revenue streams and broadening its global footprint.

These initiatives are designed to make AXIL’s innovative products accessible to a wider audience, addressing both recreational and occupational hearing protection needs, from hunters and industrial workers to everyday consumers. In the U.S., the Company is actively expanding key partnerships with major retailers and distributors to bolster its offline presence. Internationally, AXIL has secured strategic distribution agreements in major hubs across the European Union, alongside early-stage negotiations in Asia-Pacific markets, where demand for advanced hearing solutions is on the rise. “Our goal is to not only grow our market share but also empower more individuals to protect and enhance their hearing with technology that sets the standard,” remarked Jeff Toghraie, Chairman and CEO of AXIL.

“As we advance our strategic plans, we are exploring options for our legacy hair care and skin care subsidiary, ensuring we maintain our core focus while maximizing shareholder value,” concluded Toghraie.

About AXIL Brands

AXIL Brands (NYSE American: AXIL) is an emerging global consumer products company. The Company is a manufacturer and marketer of premium hearing enhancement and protection products, including ear plugs, earmuffs, and ear buds, under the AXIL® brand and premium hair and skincare products under its in-house Reviv3® brand - selling products in the United States, Canada, the European Union, and throughout Asia.

To learn more, please visit the Company's AXIL® website at www.axilbrands.com and its Reviv3® website at www.reviv3.com

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. The use of words such as “anticipate,” “believe,” “expect,” “continue,” “will,” “prepare,” “should,” and “focus,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available information, and management’s beliefs, intentions, strategies, projections, and current expectations concerning future events, including, but not limited to, any statements regarding the Company’s anticipated offline expansion, anticipated revenue mix and market share, strategic partnerships and distribution channels, and the potential divestiture of the Company’s hair and skin care business, which may not occur in a timely manner, or at all. These forward-looking statements are subject to a number of significant risks and uncertainties, many of which are beyond management’s control and may cause the Company’s results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: (i) the Company’s ability to grow its net sales and operations, including developing new products and expanding internationally, and perform in accordance with any guidance; (ii) our ability to generate sufficient revenue to support the Company’s operations and to raise additional funds or obtain other forms of financing as needed on acceptable terms, or at all; (iii) potential difficulties or delays the Company may experience in implementing its cost savings and efficiency initiatives; (iv) the Company’s ability to compete effectively with other hair and skincare companies and hearing enhancement and protection companies; (v) the concentration of the Company’s customers, potentially increasing the negative impact to the Company by changing purchasing or selling patterns; (vi) changes in laws or regulations in the United States and/or in other major markets, such as China, in which the Company operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase the Company product costs and other costs of doing business, and reduce the Company’s earnings; (vii) the Company’s ability to engage in strategic partnerships and expand its distribution and retail channels; and (viii) the impact of unstable market and general economic conditions on the Company’s business, financial condition and stock price, including inflationary cost pressures, the possibility of an economic recession and other macroeconomic factors, geopolitical events, and uncertainty, decreased discretionary consumer spending, supply chain disruptions and constraints, labor shortages, ongoing economic disruption, including the effects of the Ukraine-Russia conflict and the Israel-Hamas conflict, and other downturns in the business cycle or the economy. There can be no assurance as to any of these matters, and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission. In addition, the Company’s estimates of the addressable market for its products may prove to be inaccurate, and the projected demand for the Company’s products could differ materially from actual demand. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investor Relations:
Media Relations:

Todd McKnight

(917) 349-2175

investors@goaxil.com